EXHIBIT 12(b)

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$124,424	$132,498
Interest and other charges, before reduction for amounts capitalized and deferred	63,455	73,007
Provision for income taxes	64,105	76,915
Interest element of rentals charged to income (a)	916	22,278

Earnings as defined	$252,900	$304,698

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$63,455	$73,007
Interest element of rentals charged to income (a)	916	22,278

Fixed charges as defined	$64,371	$95,285

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.93	3.20

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12(b)

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$38,322	$47,731
Interest and other charges, before reduction for amounts capitalized and deferred	11,613	16,419
Provision for income taxes	15,440	26,489
Interest element of rentals charged to income (a)	18,859	37,179

Earnings as defined	$84,234	$127,818

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$11,613	$16,419
Interest element of rentals charged to income (a)	18,859	37,179

Fixed charges as defined	$30,472	$53,598

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.76	2.38

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12(b)

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$76,898	$88,159
Interest and other charges, before reduction for amounts capitalized and deferred	52,946	52,117
Provision for income taxes	59,871	72,362
Interest element of rentals charged to income (a)	3,958	4,351

Earnings as defined	$193,673	$216,989

FIXED CHARGES AS DEFINED IN REGULATION S-K:

Interest before reduction for amounts capitalized and deferred	52,946	52,117
Interest element of rentals charged to income (a)	3,958	4,351
Fixed charges as defined	$56,904	$56,468

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.40	3.84

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12(b)

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$42,032	$51,109
Interest and other charges, before reduction for amounts capitalized and deferred	22,652	25,180
Provision for income taxes	29,596	38,408
Interest element of rentals charged to income (a)	1,072	968

Earnings as defined	$95,352	$115,665

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	22,652	25,180
Interest element of rentals charged to income (a)	1,072	968

Fixed charges as defined	$23,724	$26,148

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.02	4.42

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.